As filed with the Securities and Exchange Commission on March 16, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

IMMUNOME, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0694340 (I.R.S. Employer Identification Number)

665 Stockton Drive, Suite 300

Exton, PA 19341

(610) 321-3700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Immunome, Inc. 2020 Equity Incentive Plan

Immunome, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plans)

Purnanand D. Sarma

President and Chief Executive Officer

Immunome, Inc.

665 Stockton Drive, Suite 300

Exton, PA 19341
(610) 321-3700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue New York, NY 10022

(212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 1,211,958 additional shares of common stock, par value $0.0001 per share (“common stock”), of Immunome, Inc. (the “Registrant”) reserved under (i) the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), representing an increase of (x) 484,414 shares reserved under the 2020 Plan effective January 1, 2022 and (y) 485,153 shares reserved under the 2020 Plan effective January 1, 2023, by operation of the 2020 Plan’s “evergreen” provision, and (ii) the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), representing an increase of (x) 121,103 shares reserved under the 2020 ESPP effective January 1, 2022 and (y) 121,288 shares reserved under the 2020 ESPP effective January 1, 2023 by operation of the 2020 ESPP’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-254731) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 25, 2021 (File No. 333-254731) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Immunome, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 6, 2020 (SEC File No. 001-39580)).
3.2	Amended and Restated Bylaws of Immunome, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated October 6, 2020 (SEC File No. 001-39580)).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form S-1/A filed on September 24, 2020 (SEC File No. 333-248687)).
5.1*	Legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Registrant.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for Registrant.
23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Powers of Attorney (set forth on the signature page to this Registration Statement).
99.1+	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to our Registration Statement on Form S-1/A filed on September 24, 2020 (SEC File No. 333-248687)).
99.2+	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to our Registration Statement on Form S-1/A filed on September 24, 2020 (SEC File No. 333-248687)).
107*	Filing Fee Table

* Filed herewith

+ Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Commonwealth of Pennsylvania, on March 16, 2023.

IMMUNOME, INC.

By:	/s/ Purnanand D. Sarma, Ph. D
Purnanand D. Sarma, Ph. D
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby designates, constitutes and appoints each of Michael Rapp and Purnanand D. Sarma, Ph.D. (with full power to each to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the “Attorneys-in-Fact”), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date
/s/ Purnanand D. Sarma, Ph.D.	President, Chief Executive Officer	March 16, 2023
Purnanand D. Sarma, Ph.D.	and Director (Principal Executive Officer)

/s/ Corleen Roche	Chief Financial Officer	March 16, 2023
Corleen Roche	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Rapp	Chairman of the Board	March 16, 2023
Michael Rapp

/s/ Richard Baron	Director	March 16, 2023
Richard Baron

/s/ John LaMattina, Ph.D.	Director	March 16, 2023
John LaMattina, Ph.D.

/s/ Michael Lefenfeld	Director	March 16, 2023
Michael Lefenfeld

/s/ Franklin G. Prendergast, M.D., Ph.D.	Director	March 16, 2023
Franklin G. Prendergast, M.D., Ph.D.

/s/ Philip Wagenheim	Director	March 16, 2023
Philip Wagenheim